Exhibit 99(b)

Alberto-Culver Announces Twelfth Consecutive Record Sales and Earnings Year with 2003 Fourth Quarter and Year-End Results.

Melrose Park, IL, (October 22, 2003)—The Alberto-Culver Company (NYSE: ACV, ACVA) today announced a record fourth quarter and fiscal 2003 year representing its twelfth consecutive record sales and record earnings year. For the fourth quarter, sales reached $751.6 million and earnings reached $45.7 million. These represented 7.7% and 16.3% gains, respectively. Diluted earnings per share were 76 cents compared with 66 cents last year, while basic earnings per share rose to 78 cents from 68 cents in 2002.

For the fiscal year ended September 30, 2003 sales increased 9.1% to $2.89 billion and net earnings increased 17.8% to $162.2 million. This produced diluted earnings per share of $2.70 compared with $2.32 in fiscal 2002. Basic earnings per share were $2.78 versus $2.40 the prior year.

President and CEO Howard Bernick said that “our focus on beauty care and the balance and consistency of our two core businesses — branded consumer packaged goods products and the distribution of professional beauty supplies — have contributed to give the Alberto-Culver Company very fine results again this year. Our company continued to grow its sales, earnings, margins and cash flow in fiscal year 2003. The keys to our success this year included good top line sales growth, margin improvement, and the successful combination of our consumer products businesses into one organization. This success was achieved amid large competitive hair care launches in the

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United States and a tough year for retail businesses all over the world. Our branded consumer products, led by Alberto VO5, St. Ives, and TRESemme, produced solid results again this year in the highly competitive retail hair care and skin care categories.”

Sally Beauty Supply continued to grow domestically and internationally. Sally expanded to 2057 stores in North America and 215 international stores. In September, Alberto-Culver announced the planned acquisition of West Coast Beauty Supply by its Beauty Systems Group (BSG). The acquisition is expected to close in December. Mr. Bernick stated that “we are excited about the prospects of integrating West Coast Beauty Supply into BSG. The addition of West Coast will bring BSG to 650 stores and 1225 professional sales consultants in North America. This acquisition along with a continued focus on existing businesses should provide Alberto-Culver and its shareholders with another growth year in 2004.”

Also today, the Alberto-Culver Company separately announced the combining of its Class A and Class B shares into a single class of common stock effective after the close of business on November 5, 2003. Mr. Bernick said the main reasons for this conversion were to “improve the liquidity of our shares, simplify our capital structure, and make our shares a more attractive investment.”

Further, the Alberto-Culver Board of Directors approved the payment of the company’s regular quarterly cash dividend of 10.5 cents per share. The dividend will be paid on November 20, 2003 to stockholders of record on November 6, 2003.

Mr. Bernick said the company would discuss the fourth quarter and year-end results, along with the conversion to a single class of stock, with investors in a conference

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Alberto-Culver Company—Fiscal 2003 Fourth Quarter, Year-End Results	Page 3

call to be held tomorrow, Thursday (October 23), at 2:30pm EDT. The dial-in numbers for the call are 800-413-7610 or

703-464-5606. The numbers for a replay of the conference call are 888-266-2081 or 703-925-2533 and will be available for seven days. The passcode is 283017. The call and a replay will also be available on the internet for 30 days at www.alberto.com in the Financials Section and at www.fulldisclosure.com.

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives and TRESemme in the United States and internationally. Its Pro-Line International unit is the second largest producer in the world of products for the ethnic hair care market. Sally Beauty Company is the world’s number one marketer of professional beauty care products through its chain of domestic and international Sally stores. Beauty Systems Group is a network of stores and professional sales consultants selling exclusive professional beauty care brands from manufacturers such as Matrix, Redken, Paul Mitchell, Graham Webb and Sebastian to salon owners, salon professionals and franchisees.

This press release contains forward-looking statements. These statements are based on Alberto-Culver management’s current assessment of its markets and businesses. There are risks and uncertainties that could have an impact on these statements in the future. Some of the factors that could cause actual results to differ from these current projections include: the pattern of brand sales, competitive activity in each of the Company’s markets, loss of distribution rights, risks inherent in acquisitions and strategic alliances, loss of one or more key employees, sales by unauthorized distributors in the Company’s exclusive markets, the effects of a prolonged United States or global economic downturn or recession, changes in costs, unanticipated legal proceedings, unanticipated effects of the conversion, health epidemics and variations in currency exchange rates, and changes in political, economic or other external factors over which the company has no control. The company is not obligated to update any forward-looking statement in this release

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Alberto-Culver Company—Fiscal 2003 Fourth Quarter, Year End Results	Page 4

Consolidated Condensed Statements of Earnings (Unaudited)

Three Months Ended September 30, 2003 and 2002	2003	2002
Net sales	$751,628,000	697,880,000
Cost of products sold	376,005,000	350,557,000

Gross profit	375,623,000	347,323,000
Advertising, marketing, selling and administrative	299,319,000	281,188,000

Operating earnings	76,304,000	66,135,000
Net interest expense	5,423,000	5,643,000

Earnings before income taxes	70,881,000	60,492,000
Provision for income taxes	25,163,000	21,172,000

Net earnings	$45,718,000	39,320,000

Net earnings per share:
Basic	$.78	.68
Diluted	$.76	.66

Weighted average shares outstanding:
Basic	58,588,000	57,729,000
Diluted	60,390,000	59,639,000

Twelve Months Ended September 30, 2003 and 2002	2003	2002
Net sales	$2,891,417,000	2,650,976,000
Cost of products sold	1,449,250,000	1,342,964,000

Gross profit	1,442,167,000	1,308,012,000
Advertising, marketing, selling and administrative	1,168,376,000	1,073,584,000

Operating earnings	273,791,000	234,428,000
Net interest expense	22,391,000	22,636,000

Earnings before income taxes	251,400,000	211,792,000
Provision for income taxes	89,247,000	74,127,000

Net earnings	$162,153,000	137,665,000

Net earnings per share:
Basic	$2.78	2.40
Diluted	$2.70	2.32

Weighted average shares outstanding:
Basic	58,351,000	57,380,000
Diluted	59,971,000	59,214,000

Alberto-Culver Company—Fiscal 2003 Fourth Quarter, Year End Results	Page 5

Consolidated Condensed Balance Sheets (Unaudited)

	September 30
	2003	2002
Assets
Cash, cash equivalents and short-term investments	$370,148,000	217,485,000
Accounts receivable, net	226,054,000	209,010,000
Inventories	531,157,000	522,208,000
Other current assets	38,130,000	35,514,000

Total current assets	1,165,489,000	984,217,000
Property, plant and equipment, net	264,335,000	247,850,000
Goodwill and trade names, net	439,748,000	423,112,000
Other assets, net	76,037,000	74,312,000

Total assets	$1,945,609,000	1,729,491,000

Liabilities and Stockholders’ Equity
Short-term borrowings and current maturities of long-term debt	$295,000	3,702,000
Accounts payable, accrued expenses and income taxes	465,214,000	456,745,000

Total current liabilities	465,509,000	460,447,000
Long-term debt	320,587,000	320,181,000
Other liabilities and deferred taxes	97,384,000	86,404,000
Stockholders’ equity	1,062,129,000	862,459,000

Total liabilities and stockholders’ equity	$1,945,609,000	1,729,491,000

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